EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 9, 1996, with respect to the financial statements of the Microwave Division of Local Area Telecommunications, Inc. included in the Form S-3 Registration Statement and related Prospectus of WinStar Communications, Inc. for the registration of 4,000,000 shares of its common stock.

                                                  /S/ ERNST & YOUNG LLP
                                          ......................................
                                          Ernst & Young LLP




MetroPark, New Jersey


June 28, 1996